                                                                  Exhibit 10.22
    CONFIDENTIAL TREATMENT REQUESTED: CONFIDENTIAL PORTIONS OF THIS DOCUMENT
     HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

                             DISTRIBUTION AGREEMENT

      THIS AGREEMENT is made May 18 , 2001, between NOMOS(R)Corporation, a Delaware corporation (the "Company"), and [Lynmed Systems Inc.], a CHINA (the "Distributor").

                                    PREAMBLE

         The Company has certain products for sale and the Distributor has represented to the Company that it has the capability to market, distribute and service such products within the sales territory hereinafter designated. The parties desire to enter into an agreement pursuant to which the Distributor will market, distribute and service such products in such territory. Therefore, the parties agree as follows with the intent to be legally bound.

                                   AGREEMENT

         1. APPOINTMENT. The Company hereby appoints the Distributor as its nonexclusive Distributor for the marketing, distribution and servicing the products listed on EXHIBIT A (such products, together with such other products as the Company and the Distributor may subject to this Agreement from time to time by an agreement in writing, being referred to collectively as the "Products") within the territory specified on EXHIBIT B (the "Sales Territory") and the Distributor hereby accepts such appointment, all upon the terms and subject to the conditions set forth herein. The Company retains the right to appoint others to market, distribute or service the Products in the Sales Territory or to do so on its own behalf.

         2. MARKETING AND SALES. The Distributor, at its sole expense, shall use its best efforts to market and sell the Products in the Sales Territory.

         3. ADDITIONAL OBLIGATIONS OF THE DISTRIBUTOR.

              (a) The Distributor shall at no time make any false, misleading or unauthorized representations about the Products, the Company or the Distributor's relationship with the Company,

              (b) The Distributor shall provide prompt service upon the request of customers and prospective customers within the Sales Territory and shall promptly attend to all customer inquiries and complaints, consulting with the Company as necessary.

              (c) The Distributor shall at all times have available to it such amount of the Products and of spare parts and supplies therefor as shall be necessary for the Distributor to perform its obligations hereunder in a prompt and efficient manner.

              (d) The Distributor shall inspect Products delivered to it to ensure that they are not damaged or defective. The Distributor shall not alter or otherwise tamper with any Product and shall deliver Products to its customers intact and in the original packaging.

              (e) The Distributor and its personnel shall be fully cognizant of the proper uses, applications and limits of operation of the Products, and shall become familiar with all instructions supplied by the Company for the use, maintenance and repair of the Products. In soliciting sales of the Products the Distributor shall exercise its informed judgment as to whether the Products will meet customers' needs; if the Distributor is unable to exercise such informed judgment with respect to any Product it shall contact the Company before soliciting any sale of such Product. The Distributor acknowledges that it has received various publications containing instructions and cautions concerning the Products. The Distributor shall notify the Company of any design or other defects with respect to the Products and any suggestions for improvements thereto immediately upon becoming aware thereof.

              (f) The Distributor shall be responsible for all administrative matters associated with its responsibilities hereunder, including without limitation informing the Company in writing about matters which could materially affect the Company's business.

              (g) The Distributor acknowledges that, in order to effectively market and sell the Products, advertising and other publicity will be required in such form and amount as may be mutually agreed upon by the Company and the Distributor from time to time. Notwithstanding the foregoing, the Distributor shall neither distribute nor use any advertising material relating to the Products without the prior consent of the Company.

              (h) Upon the request of the Company, the Distributor shall cause its sales and servicing personnel to obtain such training regarding the Products and their use, installation, maintenance and repair as may be prescribed by the Company from time to time. Training may take place at the Company's offices in Sewickley, Pennsylvania, or at such other reasonable locations as the Company may determine. AM expenses for transportation, food and lodging incurred by any of such persons in connection with such -training shall be for the account of the Distributor.

         4. OBLIGATIONS OF THE COMPANY - The Company shall supply to the Distributor, without charge, reasonable quantities of such then existing brochures, catalogs and other publications regarding the Products as the Distributor may reasonably request from time to time; provided, that the Distributor shall return to the Company any such materials in its possession promptly upon any termination of this Agreement.

         5.  TERMS AND CONDITIONS OF SALE.

             (a) All orders for Products shall be submitted on the Company's standard form of purchase order as in effect from time to time. The Company may accept or reject any order transmitted by the Distributor and no such order shall be binding upon the Company unless accepted by it.

             (b) The price of each Product purchased by the Distributor hereunder shall be as set forth on Exhibit C hereto.

             (c) The Company will ship all Products (subject to availability) in accordance with its normal practice as in effect from time to time. Unless otherwise specifically agreed to by the Company, each shipment of Products shall be made FCA (INCOTERMS 2000) Company's facilities, Sewickley, PA or such other point of shipment as Company may, in its sole discretion, designate ("FCA"). Risk of loss shall pass to Distributor upon delivery, FCA, of the Products to the first carrier in Pennsylvania, or such other location as designated by Company. Notwithstanding such FCA designation, Company shall assist Distributor in securing transportation facilities without, however, assuming any responsibility or liability for such assistance and/or transportation facilities. Unless otherwise agreed to in writing by Company, all charges for freight, air shipment, loading, handling, packaging, insurance, and other shipping expenses and costs will be at the sole expense, and for the account, of Distributor. Claims for any DAMAGE to the Products in transit must be made by Distributor to the carrier directly..

             (d) Orders for Products will be invoiced 100% upon notification of shipment and the amount set forth in each invoice shall be immediately due and payable upon receipt Amounts which are not received within 7 days of receipt shall bear interest from the end of such 7-day period through the date of payment of the rate of per annum. Alternatively, Distributor shall present an irrevocable confirmed letter of credit, 100% due upon presentation of shipping documents. All duties and taxes are the responsibility of the Distributor, All payments are to be made in U.S. Dollars.

             (e) Warranties with respect to Products shall be governed by Paragraph 7.

         6. FORCE MAJEURE. It is expressly agreed and understood that the Company shall in no way be liable to the Distributor or to any of its customers for any failure or delay of the Company in supplying or delivering any Products which is caused by an event of Force Majeure. As used in this Agreement, "Force Majeure" means any circumstance whatsoever which is not within the reasonable control of the Company, including without limitation an act of God, war, insurrection, riot, strike or other labor dispute, shortage or delay in delivery of materials, fire, explosion, flood, government requisition or allocation, breakdown of or damage to plant, equipment or facilities, interruption or delay in transportation, fuel supplies or electrical power, embargo, boycott, order or act of civil or military authority, legislation, regulation or administrative rules, or any inability to obtain or maintain any governmental permit or approval. The Company shall give prompt notice to the Distributor of any event of Force Majeure.

         7.  WARRANTIES.

             (a) IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT THE COMPANY MAKES NO WARRANTIES CONCERNING ANY PRODUCTS MANUFACTURED BY THE COMPANY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT FOR THE EXPRESS WARRANTY EXTENDED BY THE COMPANY TO THE ULTIMATE PURCHASERS OF THE PRODUCT'S AS SET FORTH ON ' EXHIBIT D (SUCH WARRANTY, TOGETHER WITH SUCH MODIFICATIONS THEREOF OR REPLACEMENTS THERETO AS THE COMPANY MAY INFORM THE DISTRIBUTOR OF FROM TIME TO TIME, BEING REFERRED TO HEREIN AS THE "COMPANY WARRANTY"). EXCEPT TO THE EXTENT OTHERWISE PROVIDED IN THE COMPANY WARRANTY, UNDER NO CIRCUMSTANCES SHALL THE COMPANY BE LIABLE TO THE DISTRIBUTOR OR ANY OTHER PARTY FOR ANY LOSS, INJURY OR DAMAGE, DIRECT OR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL, WHICH ARISES OUT OF ANY PRODUCTS MANUFACTURED BY THE COMPANY IN ANY MANNER.

             [(b) In the case of Products which are manufactured by others ("Third Party Products"), the Company will assign to the ultimate purchasers of such Products its rights to any manufacturer's warranties in effect with respect thereto ("Third Party Warranties"). IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT THE COMPANY, NOT BEING THE MANUFACTURER OF ANY THIRD PARTY PRODUCTS, MAKES NO WARRANTIES CONCERNING THIRD PARTY PRODUCTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS' FOR A PARTICULAR PURPOSE. UNDER NO CIRCUMSTANCES SHALL THE COMPANY BE LIABLE TO THE DISTRIBUTOR OR ANY OTHER PERSON FOR ANY LOSS, INJURY OR DAMAGE, DIRECT OR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL, WHICH ARISES OUT OF ANY THIRD PARTY PRODUCTS IN ANY MANNER. The Company shall provide the Distributor with copies of any warranties for Third Party Products which are included in the Products.]

             (c) The Distributor shall have no right or authority to extend any warranty concerning the Products other than the Company Warranty [or applicable

Third Party Warranties, as the case may be]. The Distributor agrees that, where permitted by applicable law, the Distributor will disclaim on behalf of the Company any warranties (other than the Company Warranty [or applicable Third Party Warranties, as the case may be]), express or implied, including without limitation any implied warranties of merchantability or fitness for a particular purpose, as well as any liability for loss of use, income or profit and incidental, special, consequential or other similar damages arising out of the Products in any manner.

         8. TRADEMARKS, TRADE NAMES AND SERVICE MARKS. The Distributor acknowledges that it has no rights or title whatsoever in or to any of the Company's trademarks, trade names or service marks. The Distributor shall not register or use any trademarks, trade names or service marks owned by the Company, or any stationery or any other supplies bearing the name of the Company, except in each case when done in such a manner as may be from time to time authorized by the Company in writing,

         9. INDEPENDENT CONTRACTOR. It is expressly agreed and understood between the Company and the Distributor that the Distributor, in entering into this Agreement and carrying out its obligations hereunder, is an independent contractor working for itself and is not, shall not be deemed to be and shall not hold itself out as an agent, legal representative or employee of the Company. The Distributor is not granted any right or authority to assume or to create any obligation, liability or responsibility, express or implied, on behalf of or in the name of the Company, to bind the Company in any manner to any contractual or other undertaking whatsoever or to accept payment from any party of any obligation owing to the Company. The Distributor shall be responsible for all costs it incurs in performing its obligations under this Agreement, and the Company shall have no liability for any debts or other obligations which the Distributor may incur in rendering such performance.

         10. CONFIDENTIALITY.

             (a) The Distributor acknowledges that, in the course of performing its obligations hereunder, certain Confidential Information of the Company may be disclosed to it, and agrees that it shall not disclose to any person or entity or use for its own benefit any such Confidential Information. As used herein the "Confidential Information" of the Company shall mean all information concerning or related to the business, operations, financial condition or prospects of the Company or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of the Company and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of the Company and its Affiliates and (iii) all financial statements, audit reports, budgets and business plans or forecasts of the Company and its Affiliates; provided, that the

Confidential Information of the Company shall not include (A) information which is or becomes generally known to the public through no act or omission of the Distributor and (B) information which has been or hereafter is lawfully obtained by the Distributor from a source other than the Company (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the Company or any of its Affiliates at the time such Confidential Information was or is disclosed to the Distributor. As used herein an "Affiliate" of the Company shall mean any person or entity who controls, is controlled by or is under common control with the Company, and the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

             (b) Notwithstanding paragraph (a) above, the Distributors shall be permitted to:

                  (i) disclose Confidential Information of the Company to its officers, directors, employees and agents, but only to the extent reasonably necessary in order for the Distributor to perform its obligations under this Agreement, and the Distributor shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed; and

                  (ii) disclose Confidential Information of the Company to the extent, but only to the extent, required by applicable law; provided, that prior to making any such disclosure, the Distributor shall notify the Company of the same, and the Company shall have the right to participate with the Distributor in determining the amount and type of Confidential Information, if any, which must be disclosed in order to comply with applicable law.

             (c) Upon the termination of this Agreement the Distributor shall promptly return to the Company all Confidential Information then in its possession (or in the possession of any of its officers, directors, employees or agents) which is in tangible form.

             (d) The Distributor acknowledges that the Company would be irreparably damaged in the event that any of the provisions of this Paragraph are not performed by the Distributor in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Paragraph by the Distributor and shall have the right to specifically enforce this Paragraph and the terms and provisions hereof against the Distributor in addition to any other remedy to which it may be entitled at law or in equity.

         11. TERM AND TERMINATION.

             (a) The term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year or until earlier terminated as provided below. Upon expiration, this Agreement may be renewed for such additional period or periods as the parties may then agree.

             (b) Either party shall have the right to terminate this Agreement for any or no reason upon 30 days' prior notice to the other to such effect.

             (c) The Company shall have the right to terminate this Agreement immediately upon notice to the Distributor to such effect if the Distributor fails to perform or observe any material obligation of the Distributor hereunder.

             (d) The Distributor shall have the right to terminate this Agreement immediately upon notice to the Company to such effect if the Company fails to perform or observe any material obligation of the Company hereunder.

             (e) This Agreement shall automatically terminate if:

                  (i) a proceeding shall have been instituted against the Distributor seeking a declaration that the Distributor is insolvent, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to the Distributor, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors, protection of creditors, termination of legal entities or other similar law, or seeking appointment of a receiver, trustee, custodian, liquidation or other similar official for the Distributor or any substantial portion of its assets, and such proceeding shall remain undismissed or unstayed for a period of 30 consecutive days; or

                  (ii) the Distributor shall become insolvent, shall make a voluntary assignment for the benefit of creditors, shall institute a proceeding or appointment described in clause (i) above or shall. consent to any proceeding or appointment described in clause (i) above.

             (f) Notwithstanding any termination of this Agreement:

                  (i) The Company shall be required to manufacture and ship all Products for which it receives a purchase order from the Distributor prior to the effective date of termination unless the Distributor cancels such purchase order pursuant to clause (ii) below; provided, that if such termination was pursuant to clause (c) or (e) above, then the Company may require payment in advance.

                  (ii) The Distributor shall be required to pay the full purchase price for all Products shipped to it prior to the effective date of termination and for all Products shipped pursuant to clause (i) above; provided, that if such termination was pursuant to subparagraph (d) above then the Distributor shall have the right to cancel any outstanding purchase order by giving notice to the Company to that effect, but such termination shall only be effective with respect to Products covered by such purchase order which the Company has not commenced to manufacture on the date when it receives such notice.

                  (iii) If either of the parties are required to continue performance pursuant to clause (i) or (ii) above, then the provisions of Paragraphs 5, 6 and 7 which are applicable to such performance shall remain in effect until such performance is rendered in full.

             (g) No termination of this Agreement shall relieve either party from any liability incurred by it on account of any default by such party hereunder, and upon the occurrence of any such default the non-defaulting party shall be entitled to pursue any remedy available to it in equity or at law, whether or not this Agreement has been terminated.

             (h) No termination of this Agreement by the Company shall constitute grounds for a claim by the Distributor for compensation, reimbursement, damages or any other award relating to prospective commissions on sales or anticipated sales or expenditures, investments or commitments made in connection therewith, or the establishment, development or maintenance of the business or good will of the Company or the Distributor; nor shall the Distributor have any claim for any other relief in equity or at law by reason of any such termination.

         12. AMENDMENTS. This Agreement may be amended only by a writing signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

         13. ASSIGNMENT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by either party, whether by operation of law or otherwise, without the prior consent of the other party; provided, that upon prior notice to the Distributor but without prior consent the Company shall be permitted to assign this Agreement to any successor to it by merger or consolidation or any purchaser of substantially all of its assets.

         14. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument Delivery of an executed counterpart of this Agreement by Telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by Telefacsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

         15. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions,

         16. GOVERNING LAW. This Agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth, expressly excluding the application of the U.N. Convention for the International Sale of Goods.

         17. INDEMNIFICATION.

             (a) Each party (each an "Indemnitor") shall defend, indemnify and hold harmless the other party and its directors, officers, employees and agents (each an "Indemnitee") from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs) that arise out of or in connection with (i) the internal operations of the Indemnitor's business, (ii) a failure by the Indemnitor to perform or observe any of its obligations hereunder, (iii) the negligence or tortious action of the Indemnitor, (iv) any violations of applicable laws or regulations or (v) the involvement by any Indemnitee in any investigation, action or other proceeding (each a "Proceeding") incident to any of the other matters indemnified against; provided that an Indemnitor shall not be required to indemnify any Indemnitee for such claims, DAMAGES, losses, liabilities, costs or expenses to the extent, but only to the extent, that any of the same are caused by such Indemnitee's negligence or tortious action.

             (b) If any Proceeding is initiated against any Indemnitee, and such Indemnitee intends to seek indemnification under this Paragraph on account of its involvement in such Proceeding, then such Indemnitee shall give prompt notice to such Indemnitor of such Proceeding; provided, that the failure to so notify such Indemnitor shall not relieve such Indemnitor from its obligations under this Section , but shall reduce such obligations by the amount of damages or increased costs and expenses attributable to such failure to give notice. Upon receipt of such notice, such Indemnitor shall diligently defend against such Proceeding on behalf of such Indemnitee at its own expense using counsel reasonably acceptable to such Indemnitee; provided, that if such Indemnitor shall fail or refuse to conduct such defense, or such Indemnitee has been advised by counsel that it may have defenses available to it which axe different from or in addition to those available to such Indemnitor, or that its interests in such Proceeding are adverse to such Indemnitor's interests, then such Indemnitee may defend against such Proceeding at such Indemnitor's expense. An Indemnitor or Indemnitee, as applicable, may participate in any Proceeding being defended against by the other at its own expense, and shall not settle any Proceeding without the prior consent of the other, which consent shall not be unreasonably withheld. An Indemnitor and Indemnitee shall cooperate with each other in the conduct of any such Proceeding.

             (c) All amounts payable in respect of an Indemnitor's obligations under this Paragraph shall be due and payable (i) on the date specified in any invoice which such Indemnitee shall receive from a third party, if payable to a third party, or (ii) within five business days after an Indemnitee's demand therefor, if payable to such Indemnitee.

             (d) The obligations of an Indemnitor under this Paragraph shah survive any termination of this Agreement.

         18. NOTICES. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

             (a) shall be in writing;

             (b) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address or number set forth below; and

             (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

         All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as either party may inform the other of by giving five business days prior notice:

                  If to the Company:

                  Nomos Corporation
                  2591 Wexford Bayne Road
                  Sewickley, Pennsylvania 15143
                  Attn: William W. Wells
                  Telecopier No- 724-934-2766

                  If to the Distributor:

                  Lynmed Systems, Inc
                  3501 Thomas Road Unit 3            12/F Yujia Building
                  Santa Clara, CA 95054              1336 Huashan Road
                  Attn: Harrison Liang               Shanghai 200052
                  Telecopier No: 408-988-8203        China
                                                     Tel.86-21-52550570
                                                     Fax.86-21-62266238

         19. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         20. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their successors and permitted assigns,

         21. WAIVERS. The due performance or observance by the parties of their respective obligations hereunder shall not be waived, and the rights and remedies of the parties hereunder shall not be affected, by any course of dealing or performance or by any delay or failure of either party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations hereunder may be waived only by a writing signed by the party against which enforcement of such waiver is sought, and any such waiver shall be effective only to the extent specifically set forth in such writing.

         WITNESS the due execution hereof as of the date first written above.


ATTEST:                               NOMOS CORPORATION


By:                                   By:      /s/ John W. Manzetti
    -------------------------            ---------------------------------------

                                                   John W. Manzetti
                                                   President and
                                                   Chief Operation Officer
Title:                                Title:       NOMOS Corporation
      -----------------------               ------------------------------------

[Corporate Seal]


ATTEST:                               [LYNMED Systems, Inc.]


By:      /s/ [Illegible]              By:      /s/ Harrison Liang
    -------------------------            ---------------------------------------
Title:                                Title:   Managing Director
      -----------------------               ------------------------------------

[Corporate Seal]       2001-5-18

                                                                       EXHIBIT A

                                    PRODUCTS




                                BASIC PEACOCK(R)

                                     BAT(R)




                               PACKAGE COMPONENTS

         BASIC PK          BAT
         --------          ---

         CORVUS            BAT Cart
         MIMiC             BAT Study Creation/Review Workstation
         CRANEII           BAT Adapters for Couch Treatment Unit
                           BAT QC Package including Phantom
                           Digital Camera

                                                                       EXHIBIT B

                                SALES TERRITORY


The Sales Territory shall include the Republic of China and Hong Kong.

                                                                       EXHIBIT C

             INTERNATIONAL DISTRIBUTOR PRICES AND ALLOWANCES (US$)

--------------------------- ----------------------------------- --------------------------------------
         PRODUCT                       NOMOS I & T                          LYNMED I & T
--------------------------- ----------------------------------- --------------------------------------

      Basic Peacock                    $[* * *]USD                          $[* * *] USD

         CORVUS+                       $[* * *] USD                         $[* * *] USD

           BAT                         $[* * *] USD                         $[* * *] USD

         Options               [* * *]% Discount from list           [* * *]% Discount from list

     Physics Support
    Service Agreement                    [* * *]                               [* * *]
         Options
--------------------------- ----------------------------------- --------------------------------------

I & T = Installation and Training

BASIC PK          BAT
--------          ---

CORVUS            BAT Cart
MIMiC             BAT Study Creation/Review Workstation
CRANE II          BAT Adapters for Couch Treatment Unit
                  BAT QC Package including Phantom
                  Digital Camera


CORVUS+
-------
CORVUS Planning System
Standard Printer
Phantom Plan
Verification Phantom
Image Fusion









--------------------

* * * Confidential material redacted and filed separately with the Commission.

                                                                       EXHIBIT D

                             COMPANY PARTS WARRANTY

1. NOMOS warrants that for one (1) year following completion of Acceptance Testing (defined as demonstration of Product to meet its specifications), the Equipment and the Software will substantially conform to the applicable Documentation. NOMOS does not warrant that the Equipment and/or the Software will meet Customer's requirements, that the operation of the Equipment or Software will be uninterrupted, or that the Software will be free of errors.

2. NOMOS will make reasonable efforts to correct any breach of parts warranty specified in Paragraph 1 during the Warranty Period. Lymned Systems, Inc. is responsible for all warranty labor. If NOMOS cannot correct the breach of warranty, NOMOS shall, at NOMOS' option, (i) replace the Equipment or Software, or (ii) return the Total Price for the NOMOS "PRODUCT" to Customer, less a reasonable fee for Customer's use of the NOMOS "'PRODUCT". If NOMOS determines that any alleged breach of warranty is caused by one of the factors listed in Paragraph 3, Customer agrees to pay NOMOS its then current time and materials rates for investigating and/or correcting the problem.

3. The following acts shall void the warranty obligations of NOMOS: (i) modification or attempted modification of the Equipment and/or the Software;
(ii) failure to implement corrections, improvements, or revisions to the Equipment and/or the Software provided by NOMOS; (iii) use of any unauthorized hardware with the Software or any unauthorized software with the Equipment; or
(iv) failure to fulfill Customer's obligations regarding the NOMOS "PRODUCT"

4. THE WARRANTY CONTAINED IN THIS SECTION IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

                           [LYNMED SYSTEMS INC. LOGO]



                                  ATTACHEMENTS
                                  ------------

                  TO NOMOS DISTRIBUTORSHIP AGREEMENT IN CHINA
                  -------------------------------------------

Date:  May 18. 2001

1. Lynmed Systems Inc. is responsible for all of Nomos products' installation and service in China upon Nomos' authorization of Lymned technical capability.

2. Lynmed System's distributorship will not affect the current status of Marconi and Beijing Medical Equipment Institute in China- Lynmed Systems will provide installation and technical support to Marconi and Beijing Medical Equipment Institute upon their requests. **

3. Nomos and Lynmed Systems will review the market competition strategy including new pricing in China market subject to Lynmed Systems' performance in one year.

4. At any time does Nomos change its distributorship arrangement in China, Lynmed Systems will be advised prior to official announcement

5. Nomos will officially publish the fact that Lynmed Systems Inc. is Nomos Distributor in China in its webpage.

         ** #2 above is to include Siemens Medical Systems, Inc., Elekta Oncology Systems, Ltd., and Xinhua Medical Equipment.